Exhibit 99.1

                    Certification under Section 906 of the Sabarnes-Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the Company’s chief executive officer and chief financial officer each certify as follows:

(a)	This Report on form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934.
(b)	The information contained in this Report on form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 13, 2002	/s/ Edward J. Woodard, Jr.

Edward J. Woodard, Jr. CLBB
Administrative Trustee

Date: August 13, 2002	/s/ John H. Gayle

John H. Gayle
Administrative Trustee